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                     Securities and Exchange Commission
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 1997

                               PHARMAGENICS, INC.
              -----------------------------------------------------
              (Exact Name of Registrant as Specified in its Charter)

       Delaware                      0-20138             22-3072524
-------------------------     -------------------    --------------------
(State or Other Juris-         (Commission File         (IRS Employer
diction of Incorporation)           Number)           Identification No.)

    Four Pearl Court
     Allendale, NJ                                   07401
-------------------------                    --------------------
  (Address of Principal                           (Zip Code)
   Executive Offices)

                                (201) 818-1000
               ----------------------------------------------------
               (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS

    On February 3, 1997, PharmaGenics, Inc. ("PharmaGenics") and Genzyme Corporation ("Genzyme") announced that they had entered into a merger agreement dated as of January 31, 1997 (the "Merger Agreement") pursuant to which PharmaGenics, on the terms and conditions set forth in the Merger Agreement, is to be merged with and into Genzyme (the "Merger"). As consideration for the Merger, Genzyme is to issue approximately 4,000,000 shares (subject to certain adjustments set forth in the Merger Agreement) of a new Genzyme security (the "GMO Stock"), representing 40% of the initial equity interest in a new division of Genzyme, to be known as the Genzyme Molecular Oncology division (the "GMO Division"), to be formed within Genzyme through the combination of the business of PharmaGenics with several of Genzyme's oncology projects. Because the Certificate of Incorporation of PharmaGenics requires that, in a transaction such as the Merger, an aggregate merger preference be provided to holders of the outstanding shares of PharmaGenics preferred stock before any amounts can be provided to holders of outstanding shares of PharmaGenics common stock, and because such aggregate merger preference exceeds the aggregate value of the 4,000,000 shares of GMO Stock to be issued in the Merger (based on the valuation given the GMO Stock under the Merger Agreement), no shares of GMO Stock are available for allocation to holders of the outstanding shares of PharmaGenics common stock. The GMO Stock will be "tracking stock," which is Genzyme common stock that is intended to reflect the value, and track the performance, of the GMO Division. The applicable share exchange ratio to be used to convert the outstanding shares of PharmaGenics preferred stock into GMO Stock, upon effectiveness of the Merger, is set forth in the Merger Agreement and, as set forth in the Merger Agreement, upon effectiveness of the Merger, the outstanding shares of PharmaGenics common stock will be cancelled. The Merger currently is expected to be completed in May 1997, subject to approval by the stockholders of PharmaGenics and Genzyme, submission of the relevant proxy statement/prospectus for SEC review and certain other conditions. As required by the Merger Agreement, directors, officers and certain other stockholders of PharmaGenics have entered into stockholder agreements with Genzyme agreeing to vote in favor of the Merger. The number of shares subject to such agreements is sufficient to approve the Merger.

    The foregoing description of the transactions involving PharmaGenics and Genzyme and the various agreements entered into in connection therewith, is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

    2.1 Agreement and Plan of Merger, dated as of January 31, 1997, by and between Genzyme Corporation and PharmaGenics, Inc.

        Note: Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Agreement and Plan of Merger have been omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

                                    2


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHARMAGENICS, INC.



                                     /s/ A. STEVEN FRANCHAK
                                     ------------------------------------
DATE: FEBRUARY 18, 1997              A. STEVEN FRANCHAK
                                     VICE PRESIDENT AND CHIEF FINANCIAL OFFICER